Exhibit 99.1
News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: September 22, 2026, 7:30 a.m. EDT Contact: Jack Isselmann, Public Relations

Travis Williams, Investor Relations

Ph: 503-684-7000

Greenbrier Announces 3,400 Railcar Orders Valued at $600 Million in Fiscal

Fourth Quarter

~ Orders include 780 units for Saudi Railway Company (SAR) ~

~ Greenbrier expands relationship with first intermodal units for SAR ~

Lake Oswego, Oregon, September 22, 2026 – The Greenbrier Companies, Inc. (NYSE: GBX) (Greenbrier), a leading international supplier of equipment and services to global freight transportation markets, announced today that it received orders for 3,400 new railcars with an aggregate value of approximately $600 million during its fiscal fourth quarter ended August 31, 2026. The orders span a range of railcar types and end markets, including 780 railcars for the Saudi Arabian government-owned SAR.

The SAR order includes tank cars for transporting phosphoric acid and molten sulfur, as well as intermodal units. It represents Greenbrier’s first sale of intermodal units to SAR and builds on a customer relationship that began with a 2015 tank car order. The railcars will support freight transportation capacity and infrastructure development in Saudi Arabia.

Greenbrier pioneered double-stack intermodal railcar technology in the 1980s. The specialized, low-profile railcars are designed to maximize freight efficiency by enabling double-stacking of containers while maintaining a lower center of gravity. Tank cars formed from U.S. steel were completed at Greenbrier’s North American manufacturing operations in Mexico and have begun shipping to SAR.

Brian Comstock, Executive Vice President and President, The Americas, said, “Our fiscal fourth-quarter orders demonstrate global customer demand for Greenbrier’s products and the value of our commercial and engineering capabilities. We are honored to continue our partnership with SAR and look forward to supporting SAR’s ongoing rail projects and contributing to freight infrastructure development and upgrades in Saudi Arabia for years to come. The SAR award is a powerful example of our ability to deliver specialized equipment tailored to a customer’s operating needs, while extending proven Greenbrier technology into global markets. Together, these orders reinforce our business's reach and provide a solid foundation entering fiscal 2027.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe, and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 20,600 railcars that originate primarily from Greenbrier's manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

-More-

Greenbrier Announces Q4 Railcar Orders (Cont.)	Page 2

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words and variations of words such as “demonstrate,” “ongoing,” “provide,” “reinforce,” “support,” “contribute,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding customer demand, order activity, production, market opportunities and future performance. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. Factors that might cause such a difference include, but are not limited to, an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation, including rising energy prices, interest rates, wages and other escalators, and policy reactions thereto; and disruptions in the supply of materials and components used in production. More information on potential factors that could cause results to differ is included in Greenbrier’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Backlog and orders are not necessarily indicative of future results of operations. Except as otherwise required by law, Greenbrier assumes no obligation to update any forward-looking statements or information, which speak only as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date made.

###